UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), on February 21, 2023, Aditxt, Inc. (the “Company”) entered into an Agreement for the Purchase and Sale of Future Receipts (the “February Agreement”) with a commercial funding source (the “Funder”) pursuant to which the Company agreed to sell to the Funder certain future trade receipts in the aggregate amount $2,160,000 (the “February Purchased Amount”) for gross proceeds to the Company of $1,500,000, less origination fees of $75,000. As previously reported on a Current Report on Form 8-K filed with the SEC, on May 30, 2023, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (the “May Agreement”) pursuant to which the Funder increased the February Purchased Amount to $2,880,000 (the “May Purchased Amount”) for gross proceeds to the Company of $2,000,000, less origination fees of $100,000 and the outstanding balance under the February Agreement of $1,157,142.82, resulting in net proceeds to the Company of $742,857.18. Pursuant to the May Agreement, the Company granted the Funder a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the May Purchased Amount. The Purchased Amount shall be repaid by the Company in 28 weekly installments of $102,857.14. The May Purchased Amount may be prepaid by the Company via a payment of $2,680,000 if repaid within 30 days, $2,760,000 if repaid within 45 days and $2,800,000 if repaid within 60 days.

On October 5, 2023, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (the “October Agreement”) pursuant to which the Funder increased the May Purchased Amount to $4,470,000 (the “October Purchased Amount”) for gross proceeds to the Company of $3,000,000, less origination fees of $240,000 and the outstanding balance under the February Agreement of $1,234,460.76, resulting in net proceeds to the Company of $1,525,539.24. Pursuant to the October Agreement, the Company granted the Funder a security interest in all of the Company’s present and future accounts receivable in an amount not to exceed the October Purchased Amount. The October Purchased Amount shall be repaid by the Company in 30 weekly installments of $149,000. The October Purchased Amount may be prepaid by the Company via a payment of $3,870,000 if repaid within 30 days, $4,110,000 if repaid within 60 days and $4,230,000 if repaid within 90 days.

The foregoing summary of the October Agreement is qualified in its entirety by reference to the text of the October Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Agreement for the Purchase and Sale of Future Receipts
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: October 11, 2023	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

2